UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2016

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 21, 2016, Terex Corporation (“Terex” or the “Company”) entered into Amendment No. 1 to the Stock and Asset Purchase Agreement (the “Amendment”) with Konecranes Plc, a Finnish public company limited by shares (“Konecranes”). Pursuant to the Amendment, the cash consideration that Terex will receive from the sale of its Material Handling and Port Solutions business (“MHPS”) was changed from $820 million to $595 million and €200 million. Due to the global nature of Terex’s business and its cash requirements, it will be beneficial for Terex to receive a portion of the cash proceeds in Euros.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 2.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1 Amendment No. 1 to the Stock and Asset Purchase Agreement, dated as of June 21, 2016 by and between Terex Corporation and Konecranes Plc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2016

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel